UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 9, 2016

     EMERGING CTA PORTFOLIO L.P.
 (Exact name of registrant as specified in its charter)

New York (State or other jurisdiction of incorporation)	000-53211 (Commission File Number)	04-3768983 (IRS Employer Identification No.)

c/o Ceres Managed Futures LLC
522 Fifth Avenue
New York, New York 10036
 (Address and Zip Code of principal executive offices)

Registrant’s telephone number, including area code:        (855) 672-4468

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.
Ceres Managed Futures LLC, the general partner of the Registrant (the “General Partner”), and the Registrant have entered into a management agreement dated as of June 9, 2016 (the “Management Agreement”) with Harbour Square Capital Management LLC, a Delaware limited liability company (“Harbour Square”), pursuant to which Harbour Square shall manage the portion of the Registrant’s assets allocated to it.
The General Partner has initially selected Harbour Square’s Discretionary Energy Program, a proprietary, discretionary trading system, to manage the Registrant’s assets allocated to Harbour Square.  The Discretionary Energy Program focuses on a proprietary process that involves applying simulations to in-house models that emulate the fundamental elements of natural gas supply and demand to build distributions of possible fundamental outcomes.  Harbour Square then continuously analyzes the changes to these distributions to determine underlying skew variations throughout time.  This analysis of the change and rate of change in fundamental distributions while evaluating the concurrent natural gas price movements along the forward curve allows Harbour Square to identify optimal risk/reward investment opportunities.  Harbour Square looks to capitalize on short-to-intermediate term price dislocations by trading exchange-cleared futures, options and swaps in the U.S. natural gas market.
The initial amount of leverage applied to the assets of the Registrant allocated to Harbour Square by the General Partner shall be 1.5 times the assets of the Registrant allocated to Harbour Square by the General Partner.  The General Partner, the Registrant and Harbour Square may agree in writing to change the amount of leverage applied to the assets of the Registrant allocated to Harbour Square by the General Partner from time to time.
Pursuant to the Management Agreement, the Registrant pays Harbour Square a monthly management fee equal to 1.25% per year of the month-end net assets allocated to Harbour Square.  Harbour Square also receives a quarterly incentive fee equal to 20% of new trading profits (as defined in the Management Agreement) earned by Harbour Square in each calendar quarter.
The Management Agreement expires on June 1, 2017.  If it is not terminated as of that date, it shall automatically renew for an additional one-year period and shall continue to renew for additional one-year periods until it is otherwise terminated pursuant to the terms of the Management Agreement.
The Management Agreement is filed herewith as Exhibit 10.1.
Item 9.01  Financial Statements and Exhibits.
(d)   Exhibits.
The following exhibit is filed herewith.
Exhibit No.	Description
10.1	Management Agreement dated as of June 9, 2016, by and among the Registrant, Ceres Managed Futures LLC and Harbour Square Capital Management LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
EMERGING CTA PORTFOLIO L.P.

By: Ceres Managed Futures LLC,
General Partner

By:	/s/ Patrick T. Egan
Patrick T. Egan
President and Director

Date:  June 15, 2016